                                                                   EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS


                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 1,        August 2,
                                                       1998            1997
                                                    ----------     -----------
Weighted average basic shares outstanding
-----------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,460,584      10,358,807

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,460,584      10,358,807
                                                    ==========      ==========

                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 1,       August 2,
                                                       1998            1997
                                                    ----------     -----------
Weighted average basic shares outstanding
-----------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,454,500      10,353,394

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,454,500      10,353,394
                                                    ==========      ==========



                                                                   EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS



                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 1,       August 2,
                                                       1998            1997
                                                    ----------     -----------

Weighted average diluted shares outstanding
-------------------------------------------

Weighted average number of common shares assumed
 to be outstanding during the period                10,460,584      10,358,807

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,460,584      10,358,807
                                                    ==========      ==========

                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 1,       August 2,
                                                       1998            1997
                                                    ----------     -----------

Weighted average diluted shares outstanding
-------------------------------------------

Weighted average number of common shares assumed
 to be outstanding during the period                10,454,500      10,353,394

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,454,500      10,353,394
                                                    ==========      ==========

The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed as the result would be anti-dilutive.